EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                                                       Three months ended
                                                          December 31,
                                                 -------------------------------
                                                    1998                 1997
                                                 ----------          -----------
Net  Income                                      $  547,000          $   395,000
                                                 ==========          ===========
Average shares outstanding                        2,317,682                  N/A
                                                 ==========
Basic earnings per share                         $     0.24                  N/A
                                                 ==========
Net Income
                                                 $  547,000          $   395,000
                                                 ==========          ===========

Average shares outstanding                        2,317,682                  N/A
Net effect of dilutive stock options                 39,720                  N/A
                                                 ----------
Total shares outstanding                          2,357,402                  N/A
                                                 ==========
Diluted earnings per share                       $     0.23                  N/A
                                                 ==========

                                                       Nine months ended
                                                          December 31,
                                                 -------------------------------
                                                    1998                 1997
                                                 ----------          -----------
Net  Income                                      $1,667,000          $ 1,093,000
                                                 ==========          ===========
Average shares outstanding                        2,340,982                  N/A
                                                 ==========
Basic earnings per share                         $     0.71                  N/A
Net Income                                       ==========
                                                 $1,667,000          $ 1,093,000
                                                 ==========          ===========
Average shares outstanding                        2,340,982                  N/A
Net effect of dilutive stock options                 13,240                  N/A
                                                 ----------
Total shares outstanding                          2,354,222                  N/A
                                                 ==========
                                                 $     0.71                  N/A
                                                 ==========